                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: May 29, 2002
                Date of the Earliest Event Reported: May 22, 2002


              NATIONAL PROPERTY ANALYSTS MASTER LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                   0-24816                      23-2610414
          (Commission file number) (I.R.S. Employer Identification No.)


             230 S. Broad Street, Mezzanine, Philadelphia, PA 19102
              (Address and principal executives offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 790-4700



ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On May 22, 2002, the General Partners of National Property Analysts Master Limited Partnership (the "Company"), pursuant to a recommendation of its General Partners, approved the engagement of Asher & Company, Ltd as its independent public accountants for the fiscal year ending December 31, 2002, to replace the firm of KPMG LLP, which was dismissed as auditors of the Company effective May 22, 2002. The appointment of Asher & Company, Ltd is not subject to ratification by the Company's Limited Partners.

        In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2001 and December 31, 2000, and in the subsequent period through May 22, 2002, there were no disagreements between the Company and KPMG LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused them to make reference to the matter in their report.

        The reports of KPMG LLP on the Company's combined financial statements for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG LLP dated May 29, 2002 is filed as Exhibit 1 to this Form 8-K.

        During the years ended December 31, 2001 and December 31, 2000 and during the subsequent period through May 22, 2002, the Company did not consult Asher & Company, Ltd with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's combined financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (c) Exhibits:

             Exhibit No.    Description
             -----------    -----------
                1           Letter from KPMG LLP to the Securities and Exchange
                            Commission dated May 29, 2002

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2002


NATIONAL PROPERTY ANALYSTS
MASTER LIMITED PARTNERSHIP
----------------------------
(Registrant)

By:    EBL&S, Inc., its managing general partner


By:     /s/ Edward B. Lipkin
        --------------------------
        Edward B. Lipkin, Director

Date:   May 29, 2002

By:     Feldman International, Inc., its equity partner

By:     /s/ Robert McKinney
        --------------------------
        Robert McKinney, Director

Date:   May 29, 2002


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